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                                                                     EXHIBIT 4.7


              WAIVER NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT


       This Waiver No. 1 to Amended and Restated Credit Agreement, dated as of April 14, 2003 (this "WAIVER"), is among ROHN INDUSTRIES, INC., a Delaware corporation (the "PARENT"), each of the Parent's domestic Subsidiaries, as borrowers (together with the Parent, collectively the "BORROWERS"), the Parent and each of the Parent's domestic Subsidiaries, as guarantors (the "GUARANTORS", and together with the Borrowers, collectively the "CREDIT PARTIES" and each a "CREDIT PARTY"), LASALLE BANK NATIONAL ASSOCIATION, as lender ("LASALLE"), NATIONAL CITY BANK, as lender ("NCB"), U.S. Bank, as lender ("US BANK"), Comerica Bank, as lender ("COMERICA"), Associated Bank, N.A., as lender ("ASSOCIATED BANK", and together with LaSalle, NCB, US Bank and Comerica, collectively the "LENDERS"), LaSalle, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and NCB, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT", and together with the Administrative Agent, the "AGENTS"). Capitalized terms used in this Waiver and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement (as defined below).

                             PRELIMINARY STATEMENTS:

       1. The Credit Parties, the Lenders and the Agents are parties to the Amended and Restated Credit Agreement, dated as of December 31, 2002 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), under which the Lenders provided the Borrowers with, among other things, a $31,750,000 credit facility.

       2. The Lenders have extended credit to the Borrowers under the Credit Agreement as evidenced by, among other things, the Notes evidencing the Revolving Loan dated as of December 31, 2002 and made by the Borrowers in favor of the Lenders in the aggregate principal amount of $12,750,000 (the "REVOLVING LOAN NOTES") and the Notes evidencing the Term Loan dated as of December 31, 2002 and made by the Borrowers in favor of the Lenders in the aggregate principal amount of $19,000,000 (the "TERM LOAN NOTES", and together with the Revolving Loan Notes, the "NOTES").

       3. Section 10.1(A)(ii) of the Credit Agreement requires that the Credit Parties furnish the Administrative Agent within 105 days after the close of each Fiscal Year a copy of the annual audit report of the Parent and its Subsidiaries including certain financial statements certified without qualification as to the scope of audit or as to the status of the Parent and its Subsidiaries as a going concern by an independent auditor.

       4. The Credit Parties have requested that the Administrative Agent and the Lenders waive the requirement of Section 10.1(A)(ii) of the Credit Agreement that the annual audit report for the Parent and its Subsidiaries for the Parent's 2002 Fiscal Year be delivered without qualification as to the status of the Parent and its Subsidiaries as a going concern.



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                                   AGREEMENT:

       In consideration of the premises and the mutual agreements contained in this Waiver, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, the Agents and the Lenders agree as follows:

       SECTION 1.  WAIVER.

       1.1 WAIVER. On the date this Waiver becomes effective, after satisfaction by the Credit Parties of each of the conditions set forth in
SECTION 4 of this Waiver (the "EFFECTIVE DATE"), the Lenders waive (a) the requirement of Section 10.1(A)(ii) of the Credit Agreement that the annual audit report for the Parent and its Subsidiaries for the Parent's 2002 Fiscal Year be delivered without qualification as to the status of the Parent and its Subsidiaries as a going concern, (b) any and all breaches of the representations and warranties contained in Sections 9.4, 9.5, 9.6, 9.9, 9.13, 9.18, 9.22 or
9.25 of the Credit Agreement arising solely from the matters set forth in
SCHEDULE 1 attached hereto, and (c) any and all breaches of the covenant contained in Section 10.1(E) of the Credit Agreement solely with respect to any failure of the Credit Parties to provide written notice of the occurrence of any breach of the representations and warranties described in subsection (b) of this
Section 1.1 or any event described in SCHEDULE 1 attached hereto.

       1.2 OTHER. Other than as set forth in SECTION 1.1 of this Waiver, nothing in this Waiver should in any way be deemed (a) a waiver of any Event of Default or (b) an agreement to forbear from exercising any remedies with respect to any Event of Default.

       SECTION 2.  ACKNOWLEDGEMENTS; OUTSTANDING BALANCE.

         As of the date of this Waiver, the Credit Parties acknowledge and agree that the Borrowers owe the Lenders an aggregate principal amount of $29,845,269.57 under the Credit Agreement and the other Loan Documents, plus accrued and unpaid interest, fees and other expenses (if any). The Borrowers have made all payments under the Credit Agreement and the other Loan Documents required to be made as of the date hereof.

       SECTION 3.  REPRESENTATIONS AND WARRANTIES.

       To induce the Lenders to enter into this Waiver, the Credit Parties represent and warrant to the Lenders that:

       3.1 DUE AUTHORIZATION; NO CONFLICT; NO LIEN; ENFORCEABLE OBLIGATION. The execution, delivery and performance by each Credit Party of this Waiver and the other documents described in SECTION 4.2 of this Waiver that the Credit Parties are a party to (collectively, the "WAIVER DOCUMENTS") are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any is required), do not and will not contravene or conflict with any provision of
(a) any law, (b) any judgment, decree or order or (c) its articles or certificate of incorporation, bylaws or trust documents and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon any Credit Party or upon any of its property. Each of this Waiver, the Credit Agreement, as


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heretofore amended, and the Notes, is the legal, valid and binding obligation of each Credit Party party thereto, enforceable against each such Credit Party in accordance with its terms.

       3.2 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, except as contemplated by SECTION 1.1(b) of this Waiver, the representations and warranties of the Credit Parties contained in Section 9 of the Credit Agreement, as heretofore amended, are true and correct, except to the extent that such representations and warranties relate solely to an earlier date.

       3.3 NO DEFAULT. No Default or Event of Default has occurred and is continuing or would result from the execution or delivery of this Waiver or any other Waiver Document.

       SECTION 4.  CONDITIONS TO EFFECTIVENESS.

       The effectiveness of the waiver contemplated by this Waiver is subject to the following:

       4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in this Waiver are true and correct as of the Effective Date.

       4.2 DOCUMENTS AND FEES. The Agents have received all of the following, each duly executed and dated, or received, by such date as is satisfactory to the Administrative Agent and in form and substance satisfactory to the Agents:

              (A) WAIVER NO. 1 TO CREDIT AGREEMENT. This Waiver executed by each Credit Party, the Agents and the Required Lenders.

              (B) CONSENTS. Certified copies of all documents evidencing any necessary corporate consents and governmental approvals, if any, with respect to this Waiver.

              (C) COSTS AND EXPENSES. All reasonable out-of-pocket costs and expenses incurred in connection with this Waiver to the Agents, including the reasonable fees and out-of-pocket charges of counsel for the Agents.

              (D) WAIVER FEE. (i) A fee to the Administrative Agent by the Borrowers for the account of each Lender in the amount equal to the product of each such Lender's Percentage TIMES $50,000.

                     (ii) Additionally, the Borrowers hereby agree and acknowledge that the Borrowers shall pay on or before December 15, 2003 a fee to the Administrative Agent for the account of each Lender party to this Waiver in the amount equal to the product of each such Lender's Percentage TIMES $200,000 if the Obligations under the Loan Documents have not been paid in full on or before December 15, 2003.

              (E) OTHER. Such other information, documents, and instruments as the Agents may reasonably request.


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       SECTION 5.  MISCELLANEOUS.

       5.1 CAPTIONS. The recitals to this Waiver (except for definitions) and the section captions used in this Waiver are for convenience only and do not affect the construction of this Waiver.

       5.2 GOVERNING LAW; SEVERABILITY. THIS WAIVER IS A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. Wherever possible, each provision of this Waiver must be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Waiver is prohibited by or invalid under such law, such provision is ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Waiver.

       5.3 COUNTERPARTS. This Waiver may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart is deemed to be an original, but all such counterparts together constitute but one and the same Waiver. The Credit Parties, the Agents and the Lenders agree to accept facsimile counterparts.

       5.4 SUCCESSORS AND ASSIGNS. This Waiver is binding upon the Credit Parties, the Agents, the Lenders and their respective successors and assigns, and inures to the sole benefit of the Credit Parties, the Agents, the Lenders and their successors and assigns. A Credit Party cannot assign its rights or delegate its duties under this Waiver.

       5.5 REVIVAL OF OBLIGATIONS. If all or any part of any payment under or on account of the Credit Agreement, the other Loan Documents, this Waiver or any agreement, instrument or other document executed or delivered by the Credit Parties in connection with this Waiver is invalidated, set aside, declared or found to be void or voidable or required to be repaid to the issuer or to any trustee, custodian, receiver, conservator, master, liquidator or any other person pursuant to any bankruptcy law or pursuant to any common law or equitable cause then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, such payment would be deemed to not have been paid, and the obligations of the Credit Parties in respect thereof shall be immediately and automatically revived without the necessity of any action by the Lenders.

       5.6 REFERENCES. From and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, and each reference in the Credit Agreement or any other Loan Document to the Credit Agreement, the Notes or to any term, condition or provision contained "thereunder", "thereof", "therein", or words of like import, mean and are a reference to the Credit Agreement or the Notes (or such term, condition or provision, as applicable) as amended, supplemented, restated or otherwise modified, including by this Waiver.

       5.7 CONTINUED EFFECTIVENESS. Notwithstanding anything contained in this Waiver to the contrary, the terms of this Waiver are not intended to and do not serve to effect a novation as to the Credit Agreement. The Credit Parties and the Lenders expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the Credit Parties and the Lenders to reaffirm the indebtedness created under the Credit Agreement. The Credit Agreement


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remains in full force and effect and the terms and provisions of the
Credit Agreement are ratified and confirmed.

       5.8 INDEMNIFICATION. The Lenders shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all actions, causes of actions, suits, losses, liabilities, damages and related expenses, including reasonable attorneys' fees and charges and allocated costs of staff counsel, of any liability of the Administrative Agent to any independent auditor related to any tax-related services provided by such independent auditor on behalf of the Administrative Agent and the Lenders; PROVIDED that, no Lender shall be liable for any payment to the Administrative Agent of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for their ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Administrative Agent in connection with the preparation, execution, delivery, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Credit Agreement, any other Loan Document or any document contemplated by or referred to therein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this SECTION 5.8 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of the Credit Agreement and the resignation or replacement of the Administrative Agent.

       5.9 WAIVER OF JURY TRIAL. Each of the Credit Parties, the Agents and the each Lender waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Waiver, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

       5.10 WAIVER OF CLAIMS. THE CREDIT PARTIES, IN EVERY CAPACITY, INCLUDING, BUT NOT LIMITED TO, AS SHAREHOLDERS, PARTNERS, OFFICERS, DIRECTORS, INVESTORS AND/OR CREDITORS OF ANY CREDIT PARTY, OR ANY ONE OR MORE OF THEM, HEREBY WAIVE, DISCHARGE AND FOREVER RELEASE EACH AGENT AND EACH LENDER AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS FROM AND OF ANY AND ALL KNOWN CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR ALLEGATIONS THE CREDIT PARTIES MAY HAVE OR MAY HAVE MADE OR THAT ARE BASED ON FACTS OR CIRCUMSTANCES OF WHICH ANY CREDIT PARTY HAS KNOWLEDGE ARISING AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS WAIVER AGAINST ANY OR ALL OF ANY AGENT, ANY LENDER, OR ANY OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS.


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       5.11   COSTS, EXPENSES AND TAXES. The Credit Parties, the Agents and the
Lenders affirm and acknowledge that Section 15.5 of the Credit Agreement applies to this Waiver and the transactions and agreements and documents contemplated under this Waiver.

                  [Remainder of page intentionally left blank]


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       Delivered at Chicago, Illinois, as of the date and year first above written.

                                       CREDIT PARTIES:

                                       ROHN INDUSTRIES, INC.
                                       ROHN INSTALLATION SERVICES, INC.
                                       ROHN ENCLOSURES, INC.
                                       ROHN, INC.
                                       ROHN PRODUCTS, INC.
                                       ROHN CONSTRUCTION, INC.
                                       FOLDING CARRIER CORPORATION
                                       ROHN FOREIGN HOLDINGS, INC.
                                       UNR REALTY, INC.


                                       By:  /s/  John Castle
                                          -------------------------------------
                                         Name:
                                         Title:
                                           (for each of the foregoing entities)


                                       ADMINISTRATIVE AGENT:

                                       LASALLE BANK NATIONAL ASSOCIATION

                                       By:  /s/  James Simpson
                                          --------------------------------------
                                         Name:
                                         Title:


                                       SYNDICATION AGENT:

                                       NATIONAL CITY BANK

                                       By:  /s/ Timothy Fogerty
                                          --------------------------------------
                                         Name:
                                         Title:


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                                       LENDERS:

                                       LASALLE BANK NATIONAL ASSOCIATION

                                       By:  /s/  James Simpson
                                          --------------------------------------
                                         Name:
                                         Title:


                                       NATIONAL CITY BANK

                                       By:  /s/  Timothy Fogerty
                                          --------------------------------------
                                         Name:
                                         Title:


                                       U.S. BANK

                                       By:  /s/  Ron Shapiro
                                          --------------------------------------
                                         Name:
                                         Title:


                                       COMERICA BANK

                                       By:  /s/  Neran Shaya
                                          --------------------------------------
                                         Name:
                                         Title:


                                       ASSOCIATED BANK, N.A.

                                       By:  /s/  William Richter
                                          --------------------------------------
                                         Name:
                                         Title: